Exhibit 99.1

Ladder Capital Corp Reports Results for the Quarter and Year Ended December 31, 2021

NEW YORK--(BUSINESS WIRE)--February 10, 2022--Ladder Capital Corp (NYSE: LADR) (“we,” “our,” “Ladder,” or the “Company”) today announced operating results for the quarter ended December 31, 2021. GAAP income before taxes for the three months ended December 31, 2021 was $29.3 million, and diluted earnings per share (“EPS”) was $0.22. Distributable earnings was $27.7 million, or $0.21 of distributable EPS. GAAP income before taxes for the twelve months ended December 31, 2021 was $57.8 million, and diluted earnings per share was $0.45. Distributable earnings was $61.3 million, or $0.49 of distributable EPS.

“We are pleased with our fourth quarter results, and the our continued earnings momentum, driven by $1.3 billion in loan originations. We are well positioned to benefit from the expected higher interest rate environment, with our liability structure anchored by fixed rate unsecured corporate bonds.” said Brian Harris, Ladder’s Chief Executive Officer.

Supplemental

The Company issued a supplemental presentation detailing its fourth quarter and full year 2021 operating results, which can be viewed at http://ir.laddercapital.com.

Conference Call and Webcast

We will host a conference call on Thursday, February 10, 2022 at 5:00 p.m. Eastern Time to discuss fourth quarter 2021 results. The conference call can be accessed by dialing (877) 407-4018 domestic or (201) 689-8471 international. Individuals who dial in will be asked to identify themselves and their affiliations. For those unable to participate, an audio replay will be available from 8:00 p.m. Eastern Time on Thursday, February 10, 2022 through midnight on Thursday, February 24, 2022. To access the replay, please call (844) 512-2921 domestic or (412) 317-6671 international, access code 13726664. The conference call will also be webcast though a link on Ladder Capital Corp’s Investor Relations website at ir.laddercapital.com/event. A web-based archive of the conference call will also be available at the above website.

About Ladder

Ladder Capital Corp is an internally-managed commercial real estate investment trust with $5.9 billion of assets as of December 31, 2021. Our investment objective is to preserve and protect shareholder capital while producing attractive risk-adjusted returns. As one of the nation’s leading commercial real estate capital providers, we specialize in underwriting commercial real estate and offering flexible capital solutions within a sophisticated platform.

Ladder originates and invests in a diverse portfolio of commercial real estate and real estate-related assets, focusing on senior secured assets. Our investment activities include: (i) our primary business of originating senior first mortgage fixed and floating rate loans collateralized by commercial real estate with flexible loan structures; (ii) investing in investment grade securities secured by first mortgage loans on commercial real estate; and (iii) owning and operating commercial real estate, including net leased commercial properties.

Founded in 2008 and led by Brian Harris, the Company’s Chief Executive Officer, Ladder is run by a highly experienced management team with extensive expertise in all aspects of the commercial real estate industry, including origination, credit, underwriting, structuring, capital markets and asset management. Members of Ladder’s management and board of directors are highly aligned with the Company’s investors, owning over 10% of the Company’s equity. Ladder is headquartered in New York City with a regional offices in Miami, Florida and Santa Monica, California.

Forward-Looking Statements & Coronavirus Risk

Certain statements in this release may constitute “forward-looking” statements. These statements are based on management’s current opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results. These forward-looking statements are only predictions, not historical fact, and involve certain risks and uncertainties, as well as assumptions. Actual results, levels of activity, performance, achievements and events could differ materially from those stated, anticipated or implied by such forward-looking statements. While Ladder believes that its assumptions are reasonable, it is very difficult to predict the impact of known factors, and, of course, it is impossible to anticipate all factors that could affect actual results, including the impact of the COVID-19 pandemic on the Company's business. There are a number of risks and uncertainties that could cause actual results to differ materially from forward-looking statements made herein including, most prominently, the risks discussed under the heading “Risk Factors” in each of the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and Quarterly Report on Form 10-Q for the period ended September 30, 2021, as well as its consolidated financial statements, related notes, and other financial information appearing therein, and its other filings with the U.S. Securities and Exchange Commission. Such forward-looking statements are made only as of the date of this release. Ladder expressly disclaims any obligation or undertaking to release any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or changes in events, conditions, or circumstances on which any such statement is based.

Ladder Capital Corp
Consolidated Balance Sheets
(Dollars in Thousands)

	December 31,
	2021(1)	2020(1)
	(Unaudited)
Assets
Cash and cash equivalents	$548,744	$1,254,432
Restricted cash	72,802	29,852
Mortgage loan receivables held for investment, net, at amortized cost:
Mortgage loans receivable	3,553,737	2,354,059
Allowance for credit losses	(31,752)	(41,507)
Mortgage loan receivables held for sale	—	30,518
Real estate securities	703,280	1,058,298
Real estate and related lease intangibles, net	865,694	985,304
Real estate held for sale	25,179	—
Investments in and advances to unconsolidated joint ventures	23,154	46,253
Derivative instruments	402	299
Accrued interest receivable	13,645	16,088
Other assets	76,367	147,633
Total assets	$5,851,252	$5,881,229
Liabilities and Equity
Liabilities
Debt obligations, net	$4,219,703	$4,209,864
Dividends payable	27,591	27,537
Accrued expenses	40,249	43,876
Other liabilities	50,090	51,527
Total liabilities	4,337,633	4,332,804
Commitments and contingencies	—	—
Equity
Class A common stock, par value $0.001 per share, 600,000,000 shares authorized; 126,852,765 and 126,852,765 shares issued and 125,452,568 and 126,378,715 shares outstanding	126	127
Additional paid-in capital	1,795,249	1,780,074
Treasury stock, 1,400,197 and 474,050 shares, at cost	(76,324)	(62,859)
Retained earnings (dividends in excess of earnings)	(207,802)	(163,717)
Accumulated other comprehensive income (loss)	(4,112)	(10,463)
Total shareholders’ equity	1,507,137	1,543,162
Noncontrolling interests in consolidated joint ventures	6,482	5,263
Total equity	1,513,619	1,548,425
Total liabilities and equity	$5,851,252	$5,881,229
_________________
(1)	Includes amounts relating to consolidated variable interest entities.

Ladder Capital Corp
Consolidated Statements of Income
(Dollars in Thousands, Except Per Share and Dividend Data)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Net interest income
Interest income	$52,999	$50,543	$176,099	$239,849
Interest expense	42,411	51,249	182,949	227,474
Net interest income	10,588	(706)	(6,850)	12,375
Provision for (release of) loan loss reserves	(1,763)	(5,065)	(8,713)	18,275
Net interest income (expense) after provision for (release of) loan losses	12,351	4,359	1,863	(5,900)
Other income (loss)
Real estate operating income	24,244	24,683	101,564	100,248
Sale of loans, net	1,713	(2,958)	8,398	(1,571)
Realized gain (loss) on securities	716	(321)	1,594	(12,410)
Unrealized gain (loss) on equity securities	—	—	—	(132)
Unrealized gain (loss) on Agency interest-only securities	(4)	79	(91)	263
Realized gain (loss) on sale of real estate, net	18,611	(14)	55,766	32,102
Fee and other income	2,767	4,579	11,190	12,654
Net result from derivative transactions	747	718	1,749	(15,270)
Earnings (loss) from investment in unconsolidated joint ventures	373	463	1,579	1,821
Gain (loss) on extinguishment of debt	—	6	—	22,250
Total other income (loss)	49,167	27,235	181,749	139,955
Costs and expenses
Compensation and employee benefits	10,911	26,220	38,347	58,101
Operating expenses	4,797	4,337	17,672	20,294
Real estate operating expenses	6,643	6,542	26,161	28,584
Fee expense	379	1,352	5,810	7,244
Depreciation and amortization	9,481	9,437	37,801	39,079
Total costs and expenses	32,211	47,888	125,791	153,302
Income (loss) before taxes	29,307	(16,294)	57,821	(19,247)
Income tax expense (benefit)	2,236	(4,712)	928	(9,789)
Net income (loss)	27,071	(11,582)	56,893	(9,458)
Net (income) loss attributable to noncontrolling interests in consolidated joint ventures	37	(127)	(371)	(5,544)
Net (income) loss attributable to noncontrolling interests in Operating Partnership	—	(4)	—	557
Net income (loss) attributable to Class A common shareholders	$27,108	$(11,713)	$56,522	$(14,445)

Earnings per share:
Basic	$0.22	$(0.10)	$0.46	$(0.13)
Diluted	$0.22	$(0.10)	$0.45	$(0.13)

Weighted average shares outstanding:
Basic	123,519,546	118,889,913	123,763,843	112,409,615
Diluted	124,573,705	118,889,913	124,563,051	112,409,615

Dividends per share of Class A common stock	$0.20	$0.20	$0.80	$0.94

Non-GAAP Financial Measures

For the fourth quarter of 2020, the Company began utilizing distributable earnings, distributable EPS, and after-tax distributable return on average equity (“ROAE”), non-GAAP financial measures, as supplemental measures of our operating performance. We believe distributable earnings, distributable EPS, and after-tax distributable ROAE assist investors in comparing our operating performance and our ability to pay dividends across reporting periods on a more relevant and consistent basis by excluding from GAAP measures certain non-cash expenses and unrealized results as well as eliminating timing differences related to securitization gains and changes in the values of assets and derivatives. In addition, we use distributable earnings, distributable EPS and distributable ROAE: (i) to evaluate our earnings from operations because management believes that it may be a useful performance measure for us and (ii) because our board of directors considers distributable earnings in determining the amount of quarterly dividends. Distributable earnings replaced our prior presentation of core earnings, and core earnings presentations from prior reporting periods have been recast as distributable earnings.

We define distributable earnings as income before taxes adjusted for: (i) real estate depreciation and amortization; (ii) the impact of derivative gains and losses related to the hedging of assets on our balance sheet as of the end of the specified accounting period; (iii) unrealized gains/(losses) related to our investments in fair value securities and passive interest in unconsolidated joint ventures; (iv) economic gains on loan sales not recognized under GAAP accounting for which risk has substantially transferred during the period and the exclusion of resultant GAAP recognition of the related economics during the subsequent periods; (v) unrealized provision for loan losses and unrealized real estate impairment; (vi) realized provisions for loan losses and realized real estate impairment; (vii) non-cash stock-based compensation; and (viii) certain transactional items. For the purpose of computing distributable earnings, management recognizes loan and real estate losses as being realized generally in the period in which the asset is sold or the Company determines a decline in value to be non-recoverable and the loss to be nearly certain.

Distributable EPS is defined as after-tax distributable earnings divided by the adjusted weighted average diluted shares outstanding during the period. The adjusted weighted average diluted shares outstanding is defined as the GAAP weighted average diluted shares outstanding, adjusted for shares issuable upon conversion of all Class B shares, if excluded from the GAAP measure because they would have an anti-dilutive effect. The inclusion of shares issuable upon conversion of Class B shares is consistent with the inclusion of income attributable to noncontrolling interest in Operating Partnership in distributable earnings and after-tax distributable earnings. As of September 30, 2020, all Class B shares had been converted into Class A shares.

For distributable earnings, we include adjustments for economic gains on loan sales not recognized under GAAP accounting for which risk has substantially transferred during the period and exclude the resultant GAAP recognition of the related economics during the subsequent periods. This adjustment is reflected in distributable earnings when there is a true risk transfer on the mortgage loan transfer and settlement. Historically, this adjustment has represented the impact of economic gains/(discounts) on intercompany loans secured by our own real estate which we had not previously recognized because such gains were eliminated in consolidation. Conversely, if the economic risk was not substantially transferred, no adjustments to net income would be made relating to those transactions for distributable earnings purposes. Management believes recognizing these amounts for distributable earnings purposes in the period of transfer of economic risk is a reasonable supplemental measure of our performance.

We do not designate derivatives as hedges to qualify for hedge accounting and therefore any net payments under, or fluctuations in the fair value of, our derivatives are recognized currently in our GAAP income statement. However, fluctuations in the fair value of the related assets are not included in our income statement. We consider the gain or loss on our hedging positions related to assets that we still own as of the reporting date to be “open hedging positions.” While recognized for GAAP purposes, we exclude the results on the hedges from distributable earnings until the related asset is sold and the hedge position is considered “closed,” whereupon they would then be included in distributable earnings in that period. These are reflected as “Adjustments for unrecognized derivative results” for purposes of computing distributable earnings for the period. We believe that excluding these specifically identified gains and losses associated with the open hedging positions adjusts for timing differences between when we recognize changes in the fair values of our assets and changes in the fair value of the derivatives used to hedge such assets.

Our investments in Agency interest-only securities and equity securities are recorded at fair value with changes in fair value recorded in current period earnings. We believe that excluding these specifically-identified gains and losses associated with the fair value securities adjusts for timing differences between when we recognize changes in the fair values of our assets. With regard to securities valuation, distributable earnings includes a decline in fair value deemed to be an other-than-temporary impairment for GAAP purposes only if the decline is determined to be nearly certain to be eventually realized. In those cases, an impairment is included in distributable earnings for the period in which such determination was made.

Set forth below is an unaudited reconciliation of net income (loss) to after-tax distributable earnings, and an unaudited computation of distributable EPS ($ in thousands, except per share data):

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Net income (loss)	$27,071	$(11,582)	$56,893	$(9,458)
Income tax expense (benefit)	2,236	(4,712)	928	(9,789)
Income (loss) before taxes	29,307	(16,294)	57,821	(19,247)
Net (income) loss attributable to noncontrolling interests in consolidated joint ventures (GAAP)(1)	37	(131)	(371)	(5,559)
Our share of real estate depreciation, amortization and gain adjustments (2)	(3,493)	7,710	1,662	22,493
Adjustments for unrecognized derivative results (3)	(811)	(1,999)	(7,534)	2,738
Unrealized (gain) loss on fair value securities	4	(79)	91	(225)
Adjustment for economic gain on loan sales not recognized under GAAP for which risk has been substantially transferred, net of reversal/amortization	1,003	410	3,063	912
Adjustment for impairment (4)	(1,763)	(6,215)	(8,713)	9,125
Non-cash stock-based compensation	3,427	22,204	15,321	41,761
Transactional adjustment (5)	—	(680)	—	(680)
Distributable earnings	27,711	4,926	61,340	51,318	(6)
Estimated corporate tax benefit (expense)(7)	(1,522)	1,519	(740)	4,750
After-tax distributable earnings	$26,189	$6,445	$60,600	$56,068
Adjusted weighted average diluted shares outstanding(8)	124,574	118,890	124,563	118,712
Distributable EPS	$0.21	$0.05	$0.49	$0.47
_________________
(1)

Prior to the final exchanges of the Continuing LCFH Limited Partners into Class A shares in the third quarter of 2020, we considered the Class A common shareholders of the Company and Continuing LCFH Limited Partners to have had fundamentally equivalent interests in our pre-tax earnings. Accordingly, for purposes of computing distributable earnings we start with pre-tax earnings and adjust for other noncontrolling interests in consolidated joint ventures, but we did not adjust for amounts attributable to noncontrolling interest held by Continuing LCFH Limited Partners. As of December 31, 2021, there are no remaining Continuing LCFH Limited Partners. For the three and twelve months ended December 31, 2021, $5 thousand and $17 thousand was included within net (income) loss attributable to noncontrolling interests in consolidated joint ventures on the consolidated statements of income, respectively. For the three and twelve months ended December 31, 2020, $4 thousand and $16 thousand of net income was included within net (income) loss attributable to noncontrolling interests in Operating Partnership on the consolidated statements of income, respectively.

(2)

The following is a reconciliation of GAAP depreciation and amortization to our share of real estate depreciation, amortization and gain adjustments presented in the computation of distributable earnings in the preceding table ($ in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Total GAAP depreciation and amortization	$9,481	$9,437	$37,801	$39,079
Less: Depreciation and amortization related to non-rental property fixed assets	(25)	(25)	(99)	(99)
Less: Non-controlling interests in consolidated joint ventures’ share of accumulated depreciation and amortization and unrecognized passive interest in unconsolidated joint ventures	(947)	(1,087)	(2,933)	(2,377)
Our share of real estate depreciation and amortization	8,509	8,325	34,769	36,603
Realized gain from accumulated depreciation and amortization on real estate sold (refer to below)	(11,554)	(101)	(31,219)	(14,677)
Less: Non-controlling interests in consolidated joint ventures’ share of accumulated depreciation and amortization on real estate sold	—	—	—	2,667
Our share of accumulated depreciation and amortization on real estate sold (a)	(11,554)	(101)	(31,219)	(12,010)
Less: Operating lease income on above/below market lease intangible amortization	(448)	(514)	(1,888)	(2,100)
Our share of real estate depreciation, amortization and gain adjustments	$(3,493)	$7,710	$1,662	$22,493
(a)

GAAP gains/losses on sales of real estate include the effects of previously-recognized real estate depreciation and amortization. For purposes of distributable earnings, our share of real estate depreciation and amortization is eliminated and, accordingly, the resultant gains/losses also must be adjusted. Following is a reconciliation of the related consolidated GAAP amounts to the amounts reflected in distributable earnings ($ in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
GAAP realized gain (loss) on sale of real estate, net	$18,611	$(14)	$55,766	$32,102
Adjusted gain/loss on sale of real estate for purposes of distributable earnings	(7,057)	115	(24,547)	(20,092)
Our share of accumulated depreciation and amortization on real estate sold	$11,554	$101	$31,219	$12,010
(3)

The following is a reconciliation of GAAP net results from derivative transactions to our unrecognized derivative result presented in the computation of distributable earnings in the preceding table ($ in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Net results from derivative transactions	$747	$718	$1,749	$(15,270)
Hedging interest expense	1,107	1,281	4,534	2,309
Hedging realized result	(1,043)	—	1,251	10,223
Adjustments for unrecognized derivative results	$811	$1,999	$7,534	$(2,738)

(4)

For the three months ended 2020, the Company recorded a net release of CECL provision for loan loss of $5.1 million, of which included an increase of $1.2 million of asset-specific reserve that was determined to be non-recoverable. For the year ended December 31, 2020, the Company recorded a Current Expected Credit Loss (“CECL”) provision for loan loss of $18.3 million of which $9.2 million was determined to be non-recoverable. The adjustments reflect the portion of such loan loss provision that management has determined to be recoverable, and therefore both additional provisions and releases of those provisions are excluded from distributable earnings.

(5)	The adjustment related to $0.7 million of income related to a tax settlement recognized in the fourth quarter of 2020.

(6)

Our results of operations in the second quarter of 2020 were significantly impacted by the actions we took to generate liquidity and pay down mark-to-market debt in direct response to the highly volatile market conditions that occurred due to the COVID-19 pandemic. The actions taken by management had multiple impacts on distributable earnings for the three months ended June 30, 2020. In late March of 2020, as the COVID-19 crisis continued to unfold, the ability of repurchase financing counterparties to determine the value of collateral in the form of commercial mortgage-backed securities (“CMBS”) was impaired as trading volumes in the commercial real estate (“CRE”) securities market were at depressed levels characterized by very few buyers and very few, typically distressed, sellers. As a result, the Company received margin calls on its securities repurchase financing, all of which were successfully satisfied by the Company in cash in a timely manner. Management and the board of directors, as stockholders owning over 10% of the Company and as accountable stewards of all stockholders’ capital, elected to strategically position the Company for potential long-term volatility due to the COVID-19 pandemic. The Company therefore took decisive defensive actions, including halting new investment activity, selling performing loans and highly rated securities, paying down debt, including mark-to-market debt that was otherwise not due, as well as hiring professional service firms. These actions were significant strategic shifts to position the Company defensively against highly volatile market conditions caused by the COVID-19 pandemic. The financial impact of such actions aggregated to a $16.9 million net reduction to distributable earnings for the three months ended June 30, 2020. The reduction included $34.5 million of losses comprised of (a) $6.7 million of losses from sales of performing first mortgage loans included in sale of loans, net; (b) $15.4 million of losses from sales of CMBS; (c) $3.7 million of losses from conduit loan sales; (d) $6.5 million of prepayment penalties related to paydowns of mark-to-market debt included in interest expense; (e) $2.1 million of professional fee expenses included in operating expenses primarily for advisory fees related to increasing liquidity and paying down debt with $20 thousand in fees related to employee health and safety, compliance with local, state and national guidelines, and head count reduction; and (f) $0.2 million of severance costs included in compensation and employee benefits. The losses were partially offset by $19.0 million of gains from the repurchase of and extinguishment of unsecured corporate bond debt at a discount from par net of $1.5 million of accelerated premium amortization included in interest expense.

(7)	Estimated corporate tax benefit (expense) is based on an effective tax rate applied to distributable earnings generated by the activity within our taxable REIT subsidiaries.

(8)	Set forth below is an unaudited reconciliation of weighted average diluted shares outstanding to adjusted weighted average diluted shares outstanding (in thousands):
	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Weighted average diluted shares outstanding	124,574	118,890	124,563	112,410
Weighted average shares issuable to converted Class B shareholders	—	—	—	6,302
Adjusted weighted average diluted shares outstanding	124,574	118,890	124,563	118,712

After-tax distributable ROAE is presented on an annualized basis and is defined as after-tax distributable earnings divided by the average total shareholders’ equity and noncontrolling interest in Operating Partnership during the period. The inclusion of noncontrolling interest in Operating Partnership is consistent with the inclusion of income attributable to noncontrolling interest in Operating Partnership in after-tax distributable earnings. Set forth below is an unaudited computation of after-tax distributable ROAE ($ in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
After-tax distributable earnings	$26,189	$6,445	$60,600	$56,068
Average shareholders’ equity and NCI in Operating Partnership	1,505,039	1,529,833	1,517,044	1,524,596
After-tax distributable ROAE	7.0%	1.7%	4.0%	3.7%

Non-GAAP Measures - Limitations

Our non-GAAP financial measures have limitations as analytical tools. Some of these limitations are:

  distributable earnings, distributable EPS and after-tax distributable ROAE do not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of our ongoing operations and are not necessarily indicative of cash necessary to fund cash needs;
  distributable EPS and after-tax distributable ROAE are based on a non-GAAP estimate of our effective tax rate, including the impact of Unincorporated Business Tax and the impact of our election to be taxed as a REIT effective January 1, 2015, assuming the conversion of all shares of Class B common stock into shares of Class A common stock. Our actual tax rate may differ materially from this estimate; and
  other companies in our industry may calculate non-GAAP financial measures differently than we do, limiting their usefulness as comparative measures.

Because of these limitations, our non-GAAP financial measures should not be considered in isolation or as a substitute for net income (loss) attributable to shareholders, earnings per share or book value per share, or any other performance measures calculated in accordance with GAAP. Our non-GAAP financial measures should not be considered an alternative to cash flows from operations as a measure of our liquidity.

In addition, distributable earnings should not be considered to be the equivalent to REIT taxable income calculated to determine the minimum amount of dividends the Company is required to distribute to shareholders to maintain REIT status. In order for the Company to maintain its qualification as a REIT under the Internal Revenue Code, we must annually distribute at least 90% of our REIT taxable income. The Company has declared, and intends to continue declaring, regular quarterly distributions to its shareholders in an amount approximating the REIT’s net taxable income.

In the future, we may incur gains and losses that are the same as or similar to some of the adjustments in this presentation. Our presentation of non-GAAP financial measures should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

Contacts

Investor Contact

Ladder Capital Corp Investor Relations
(917) 369-3207
investor.relations@laddercapital.com